Exhibit 10.28
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) is entered into by and between Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), and Gregory F. Conaway (the “Employee”), to be effective as of the 14th day of February 2019 (the “Agreement Effective Date”), and amends and restates the Employment Agreement between the Parties dated as of July 11, 2011. Contemporaneously with the execution of this Agreement, the Company is adopting, and the Employee is being made a participant in, the Carrizo Oil & Gas, Inc. Change in Control Severance Plan, effective as of February 14, 2019 (the “Change in Control Severance Plan”).
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.Employment Period. As of the Agreement Effective Date, the Company hereby agrees to continue to employ the Employee and the Employee hereby agrees to remain in the employment with the Company, in accordance with, and subject to, the terms and provisions of this Agreement, for the period (the “Employment Period”) commencing on the Agreement Effective Date and ending on the first anniversary of the Agreement Effective Date; provided, on the Agreement Effective Date and on each day thereafter, the Employment Period shall automatically be extended for an additional one day without any further action by either the Company or the Employee, it being the intention of the parties that there shall be continuously a remaining term of not less than one year’s duration of the Employment Period until an event has occurred as described in, or one of the parties shall have made an appropriate election and notification pursuant to, the provisions of Section 3.
2.Terms of Employment.
(a)    Position and Duties. As of the Agreement Effective Date, the Employee shall continue as a full time employee with the title and responsibilities of Vice President and Chief Accounting Officer and during the Employment Period, excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use the Employee’s reasonable best efforts to perform faithfully and efficiently such responsibilities as may be assigned to the Employee by senior executives of the Company. During the Employment Period, it shall not be a violation of this Agreement for the Employee to (A) serve on corporate, civic, educational, alumni or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions or (C) manage personal investments, so long as such activities do not materially interfere with the performance of the Employee’s responsibilities as an employee of the Company in accordance with this Agreement; provided that the Employee may not serve on the board of a publicly traded for profit corporation or similar body of a publicly traded for profit business organized in other than corporate form, without the consent of the Nominating and Corporate Governance Committee of the Board of Directors of the Company (the “Board”).

(b)    Compensation.
(i)    Base Salary. Commencing on the Agreement Effective Date and thereafter during his Employment Period, the Employee shall receive an annual base salary of $273,000 (as such salary may be increased from time to time, the “Annual Base Salary”), which shall be paid no less frequently than on a semimonthly basis.
(ii)    Annual Incentive Bonus. In addition to Annual Base Salary, the Employee may be awarded, for each fiscal year or portion thereof during the Employment Period, an Annual Incentive Bonus (the “Annual Incentive Bonus”), in an amount as determined by the compensation committee of the Board of Directors of the Company, in its sole discretion, taking into account the Company’s performance, the Employee’s position, responsibilities, and accomplishments with the Company and considering the Employee’s performance review and evaluation and other factors deemed reasonable and appropriate by the compensation committee, prorated for any period consisting of less than 12 full months.
(iii)    Incentive, Savings and Retirement Plans. During the Employment Period, the Employee shall be entitled to participate in all incentive, savings and retirement plans that are tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (“Code”), and all plans that are supplemental to any such tax-qualified plans, in each case to the extent that such plans are applicable generally to other salaried employees of the Company and its affiliated companies. As used in this Agreement, the term “affiliated companies” shall include, when used with reference to the Company, any company controlled by, controlling or under common control with the Company.
(iv)    Welfare Benefit Plans. During the Employment Period, the Employee and/or the Employee’s dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company or its affiliated companies (including, without limitation, medical, prescription, dental, vision, disability, salary continuance, group life and supplemental group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other salaried employees of the Company and its affiliated companies.
(v)    Expenses. During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses, including approved professional membership fees, incurred by the Employee in accordance with the policies, practices and procedures of the Company and its affiliated companies.
(vi)    Vacation. During the Employment Period, the Employee shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company and its affiliated companies.

3.    Termination of Employment.
(a)    Death or Disability. The Employee’s employment shall terminate automatically upon the Employee’s death during the Employment Period. If the Company determines in good faith that the Disability of the Employee has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Employee written notice in accordance with Section 12(d) of this Agreement of its intention to terminate the Employee’s employment. In such event, the Employee’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the “Disability Effective Date”), provided that, within the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee’s duties. For the purposes of this Agreement, “Disability” shall mean the absence of the Employee from the Employee’s duties with the Company on a full-time basis for either (i) 180 consecutive business days or (ii) in any two-year period 270 nonconsecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee’s legal representative (such agreement as to acceptability not to be withheld unreasonably). In the event the Employee incurs a separation from service within the meaning of Treasury Regulation § 1.409A-1(h) as a result of his incapacity, then the Disability Effective Date shall be deemed to be the date of the Employee’s separation from service.
(b)    Cause. The Company may terminate the Employee’s employment during the Employment Period for Cause. For purposes of this Agreement, “Cause” shall mean the Company’s termination of the Employee’s employment for any of the following: (i) the Employee’s final conviction of a felony crime that enriched the Employee at the expense of the Company; provided, however, that after indictment, the Company may suspend the Employee from the rendition of services, but without limiting or modifying in any other way the Company’s obligations under this Agreement; (ii) a breach by the Employee of a fiduciary duty owed to the Company; (iii) a breach by the Employee of any of the covenants made by him in Sections 7 and 9 hereof; (iv) the willful and gross neglect by the Employee of the duties specifically and expressly required by this Agreement; or (v) the Employee’s continuing failure to substantially perform his duties and responsibilities hereunder (except by reason of the Employee’s incapacity due to physical or mental illness or injury).
(c)    Other Terminations. The Employee’s employment may be terminated during the Employment Period at any time by the Employee or the Company for any reason.
(d)    Notice of Termination. Any termination by the Company for Cause, or by the Employee, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(d) of this Agreement. The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company’s rights hereunder.
(e)    Date of Termination. For purposes of this Agreement, the term “Date of Termination” means (i) if the Employee’s employment is terminated by the Company for Cause,

the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Employee’s employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Employee of such termination, (iii) if the Employee’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be and (iv) if the Employee’s employment is terminated by the Employee, the Date of Termination shall be the date of the receipt of the Notice of Termination or any later date specified therein.
(f)    Deemed Resignations. Unless otherwise agreed to in writing by the Company and Employee prior to the termination of Employee’s employment, any termination of Employee’s employment shall constitute an automatic resignation of Employee as an officer of the Company and each affiliate of the Company, and an automatic resignation of Employee from the Board and the board of directors of the Company (if applicable) and from the board of directors or similar governing body of any affiliate of the Company and from the board of directors or similar governing body of any corporation, limited liability entity or other entity in which the Company or any affiliate holds an equity interest and with respect to which board or similar governing body Employee serves as the Company’s or such affiliate’s designee or other representative.
4.    Obligations of the Company upon Termination.
(a)    Disability. If, during the Employment Period, the Company shall terminate the Employee’s employment by reason of Disability (but not by reason of death):
(i)    the Company shall pay or provide to or in respect of the Employee the following amounts and benefits:
A.    in a lump sum in cash, within 10 days after the Date of Termination, an amount equal to the sum of (1) the Employee’s Annual Base Salary through the Date of Termination, (2) any accrued but unpaid Annual Incentive Bonus for any prior fiscal year, (3) any deferred compensation previously awarded to or earned by the Employee (together with any accrued interest or earnings thereon), subject to the terms and conditions of any plan or arrangement providing such deferred compensation, and (4) any compensation for unused vacation time for which the Employee is eligible in accordance with the plans, policies, programs and practices of the Company and its affiliated companies, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), (3), and (4) shall be hereinafter referred to as the “Accrued Obligation”);
B.    in a lump sum in cash, within 60 days after the Date of Termination, an amount equal to the Severance Multiplier Percentage (as defined in Exhibit A) multiplied by the Annual Base Salary;
C.    in a lump sum in cash, within 60 days after the Date of Termination, an additional amount equal to the Supplemental Severance

Multiplier Percentage (as defined in Exhibit A) of Annual Base Salary multiplied by a fraction, the numerator of which is the number of days in the fiscal year through the Date of Termination and the denominator of which is 365; provided, however, that if the Employee is terminated due to Disability, the preceding fraction shall be deemed to be equal to 1.0; and
D.    effective as of the Date of Termination, (1) immediate vesting and exercisability of, and termination of any restrictions on sale or transfer (other than any such restriction arising by operation of law) with respect to, each and every stock option, restricted stock award, restricted stock unit award and other equity-based award and performance award (each, a “Compensatory Award”) that is outstanding as of a time immediately prior to the Date of Termination and (2) unless a longer post-employment term is provided in the applicable award agreement, the extension of the term during which each and every Compensatory Award may be exercised by the Employee until the earlier of (x) the first anniversary of the Date of Termination or (y) the date upon which the right to exercise any Compensatory Award would have expired if the Employee had continued to be employed by the Company under the terms of this Agreement until the latest possible date of termination of the Employment Period in accordance with the provisions of Section 1 hereof (the “Final Expiration Date”).
Anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and if the Employee’s employment with the Company is terminated within 12 months prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by the Employee that such termination of employment or cessation of service (x) was at the request of a third party who has taken steps reasonably calculated to effect the Change in Control or (y) otherwise arose in connection with or anticipation of the Change in Control, then the Employee will be entitled to an additional payment equal to the difference between his Severance Benefits (as defined in the Change in Control Severance Plan) and the benefits received pursuant to this Agreement; provided, however, that the additional Change in Control severance will be paid within 5 days following the occurrence of the Change in Control.
(ii)    for the period beginning on the Date of Termination and ending on the Final Expiration Date, or such longer period as any medical or dental plan shall provide, the Company shall continue benefits to the Employee and/or the Employee’s dependents at least equal to those which would have been provided to them in accordance with the medical and dental plans described in Section 2(b)(iv) of this Agreement if the Employee’s employment had not been terminated in accordance with the medical and dental plans of the Company and its affiliated companies, but with the Company’s medical benefits coverages being secondary to any coverages provided by another employer. Notwithstanding the foregoing, if the Company’s obligations contemplated by this Section 4(a)(ii) would result in the imposition of excise taxes on the Company for failure to comply with the nondiscrimination requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and the Health Care and Education Reconciliation Act of 2010, as amended (to the extent applicable), the Company shall discontinue the health benefits or reimbursements provided for in this Section 4(a)(ii) and shall instead pay to the Employee a lump-sum payment equal to the employer portion of premium costs of medical and dental benefits provided to the Employee and the Employee’s dependents immediately prior to the Employee’s termination for the remainder of such period no later than 30 days after such determination by the Company. In lieu of continued participation in plans, practices, programs and policies described in Section 2(b)(iv) of this Agreement (other than the medical or dental plan, as described above), the Company shall pay the Employee a lump sum payment equal to the Benefits Continuation Multiplier Percentage (as defined in Exhibit A) of the Employee’s Annual Base Salary.
(b)    Death. If the Employee’s employment is terminated by reason of the Employee’s death during the Employment Period, this Agreement shall terminate without further obligations to the Employee’s legal representatives under this Agreement, other than (i) the payment of Accrued Obligations (which shall be paid to the Employee’s estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination), (ii) during the period beginning on the Date of Termination and ending on the first anniversary thereof medical and dental benefits coverage for the Employee’s dependents determined as if the Employee’s employment had not terminated by reason of death, and (iii) effective as of the Date of Termination, (A) immediate vesting and exercisability of, and termination of any restrictions on sale or transfer (other than any such restriction arising by operation of law) with respect to, each and every Compensatory Award outstanding as of the time immediately prior to the Date of Termination, (B) the extension of the term during which each and every Compensatory Award may be exercised or purchased by the Employee until the earlier of (1) the first anniversary of the Date of Termination or (2) the date upon which the right to exercise or purchase any Compensatory Award would have expired if the Employee had continued to be employed by the Company under the terms of this Agreement until the Final Expiration Date.
(c)    With or Without Cause; Other than for Disability. If the Employee’s employment is terminated by the Company or by the Employee for any reason not covered by Sections 4(a) or 4(b) above, then this Agreement shall terminate without further obligations to the Employee other than for Accrued Obligations. In such case, all Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination.
5.    Non-exclusivity of Rights. Except as provided in Section 4 of this Agreement, nothing in this Agreement shall prevent or limit the Employee’s continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the

Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as such plan, policy, practice or program is superseded by this Agreement.
6.    Full Settlement; Resolution of Disputes.
(a)    Any dispute arising out of or relating to this Agreement, including the breach, termination or validity thereof, shall be finally resolved by arbitration in accordance with the CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration in effect on the date of this Agreement by a single arbitrator selected in accordance with the CPR Rules. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16, and judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be in Harris County, Texas. The arbitrator’s decision must be based on the provisions of this Agreement and the relevant facts, and the arbitrator’s reasoned decision and award shall be binding on both parties. Nothing herein is or shall be deemed to preclude the Company’s resort to the injunctive relief prescribed in this Agreement, including any injunctive relief implemented by the arbitrator pursuant to this Section 6(a). The parties will each bear their own attorneys’ fees and costs in connection with any dispute.
(b)    Notwithstanding any provision of Section 4, the Company’s obligation to pay the amounts due on any termination of employment under Section 4 (other than the Accrued Obligations) are conditioned on the Employee’s execution (without revocation during any applicable statutory revocation period) of a waiver and release of any and all claims against the Company and its affiliates in substantially the form attached hereto as Exhibit B (the “Waiver and Release Agreement”). The Company will provide the Employee with a Waiver and Release Agreement on or before the Employee’s Termination Date. The Employee must execute and return the Waiver and Release Agreement to the Company no later than the 21st or the 45th day following (but not before) his or her Termination Date, as determined by, and reflected in the Waiver and Release Agreement provided to the Employee, by the Company, followed by a seven (7)-day revocation period following the date the Release Agreement is executed (“Revocation Period”). The Employee may not determine the calendar year of payment of taxable severance benefits, and in the event the consideration period occurs in two calendar years, the payment will be made in the later calendar year. The Employee’s failure to timely execute and return the Waiver and Release Agreement in accordance with the previous sentence, or the Employee’s revocation of the Waiver and Release Agreement during the Revocation Period, will result in a forfeiture of the severance benefits payable to the Employee under the terms of the Agreement (but not the Accrued Obligations).
7.    Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Employee during the Employee’s employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Employee or representatives of the Employee in violation of this Agreement) (referred to herein as “Confidential Information”). After termination of the Employee’s employment with the Company, the Employee shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 7 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement. Also, within 14 days of the termination of the Employee’s employment for any reason, the Employee shall return to Company all documents and other tangible items of or containing Company information which are in the Employee’s possession, custody or control, or with respect to equipment that is not Company property that is in the Employee’s possession, custody or control and which contains Confidential Information, the Employee shall purge such Confidential Information from such equipment. Notwithstanding the foregoing, it is understood by the parties that in the course of his employment with the Company the Employee may retain mental recollections or other impressions as a result of having had access to or knowledge of the Company’s Confidential Information, and the Company agrees that such retained mental impressions shall not impede or restrict the Employee from engaging in work for a subsequent employer so long as Confidential Information is not expressly disclosed to such subsequent employer.
8.    Change in Control.
As used in this Agreement, Change in Control has the meaning set forth in the Change in Control Severance Plan.
9.    Non-Compete and Non-Solicitation.
(a)    The Employee recognizes that in each of the highly competitive businesses in which the Company is engaged, personal contact is of primary importance in securing new customers and in retaining the accounts and goodwill of present customers and protecting the business of the Company. The Employee, therefore, agrees that during the Employment Period and for a period of one year after the Date of Termination, he will not either within 20 miles of any geographic location of any Shale play with respect to which he has devoted substantial attention to the material business interests of the Company or any of its affiliated companies or with respect to any immediate geologic trends in any non-Shale plays, in either case, in which the Company or any of its affiliated companies have active leases or are actively pursuing leases through direct employee activity or hired brokers as of the Date of Termination, without regard, in either case, to whether the Employee has worked at such location (the “Relevant Geographic Area”), (i) accept employment or render service to any Person that is engaged in a business directly competitive with the business then engaged in by the Company or any of its affiliated companies in the Relevant Geographic Area, (ii) enter into or take part in or lend his name, counsel or assistance to any business, either as proprietor, principal, investor, partner, director, officer, executive, consultant, advisor, agent, independent contractor, or in any other capacity whatsoever, for any purpose that would be competitive with the business of the Company or any of its affiliated companies in the Relevant Geographic Area or (iii) regardless of whether it is in the Relevant Geographic Area, directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity either (A) hire, contract or solicit, or attempt any of the foregoing, with respect to hiring any employee of the

Company or its affiliated companies, or (B) induce or otherwise counsel, advise or encourage any employee of the Company or its affiliated companies to leave the employment of the Company or its affiliated companies (all of the foregoing activities described in (i), (ii) and (iii) are collectively referred to as the “Prohibited Activity”). Notwithstanding anything contained in this Section 9 to the contrary, the Prohibited Activity shall not be applicable to the state or federal waters of the Gulf of Mexico or outside of the United States except as to the area covered by any U.S. or foreign state or federal oil and gas lease, license or permit in which the Company owns a working interest which was acquired by the Company prior to or during the Employment Period and further limited to the depths in which the Company owns such working or operating rights interest.
(a)    In addition to all other remedies at law or in equity which the Company may have for breach of a provision of this Section 9 by the Employee, it is agreed that in the event of any breach or attempted or threatened breach of any such provision, the Company shall be entitled, upon application to any court of proper jurisdiction, to a temporary restraining order or preliminary injunction (without the necessity of (i) proving irreparable harm, (ii) establishing that monetary damages are inadequate or (iii) posting any bond with respect thereto) against the Employee prohibiting such breach or attempted or threatened breach by proving only the existence of such breach or attempted or threatened breach. If the provisions of this Section 9 should ever be deemed to exceed the time, geographic or occupational limitations permitted by the applicable law, the Employee and the Company agree that such provisions shall be and are hereby reformed to the maximum time, geographic or occupational limitations permitted by the applicable law.
(b)    The covenants of the Employee set forth in this Section 9 are independent of and severable from every other provision of this Agreement; and the breach of any other provision of this Agreement by the Company or the breach by the Company of any other agreement between the Company and the Employee shall not affect the validity of the provisions of this Section 9 or constitute a defense of the Employee in any suit or action brought by the Company to enforce any of the provisions of this Section 9 or seek any relief for the breach thereof by the Employee.
(c)    The Employee acknowledges, agrees and stipulates that: (i) the terms and provisions of this Agreement are reasonable and constitute an otherwise enforceable agreement to which the terms and provisions of this Section 9 are ancillary or a part of as contemplated by TEX. BUS. & COM. CODE ANN. Sections 15.50-15.52; (ii) the consideration provided by the Company under this Agreement is not illusory; and (iii) the consideration given by the Company under this Agreement, including, without limitation, the provision by the Company of Confidential Information to the Employee as contemplated by Section 7, gives rise to the Company’s interest in restraining and prohibiting the Employee from engaging in the Prohibited Activity within the Relevant Geographic Area as provided under this Section 9, and the Employee’s covenant not to engage in the Prohibited Activity within the Relevant Geographic Area pursuant to this Section 9 is designed to enforce the Employee’s consideration (or return promises), including, without limitation, the Employee’s promise to not disclose Confidential Information under this Agreement.
10.    Successors.
(a)    This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee’s heirs, executors and other legal representatives.
(b)    This Agreement shall inure to the benefit of and be binding upon the Company and may only be assigned to a successor described in Section 10(c).
(c)    The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
11.    Section 409A.
(a)    This Agreement is intended to provide payments that are exempt from or compliant with the provisions of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”), and the Agreement shall be interpreted accordingly. Notwithstanding any provision of this Agreement to the contrary, the parties agree that any benefit or benefits under this Agreement that the Company determines are subject to the suspension period under Code Section 409A(a)(2)(B) shall not be paid or commence until a date following six months after the Employee’s termination date, or if earlier, the Employee’s death.
(b)    Each payment under this Agreement is intended to be excepted from Section 409A, including, but not limited to, by compliance with the short-term deferral exception as specified in Treasury Regulation § 1.409A-1(b)(4) and the involuntary separation pay exception within the meaning of Treasury Regulation § 1.409A-1(b)(9)(iii) and the provisions of this Agreement will be administered, interpreted and construed accordingly (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).
(c)    All reimbursements or provision of in-kind benefits pursuant to this Agreement shall be made in accordance with Treasury Regulation § 1.409A-3(i)(1)(iv) such that the reimbursement or provision will be deemed payable at a specified time or on a fixed schedule relative to a permissible payment event. Specifically, the amount reimbursed or in-kind benefits provided under this Agreement during the Employee’s taxable year may not affect the amounts reimbursed or provided in any other taxable year (except that total reimbursements may be limited by a lifetime maximum under a group health plan), the reimbursement of an eligible expense shall be made on or before the last day of the Employee’s taxable year following the taxable year in which the expense was incurred, and the right to reimbursement or provision of in-kind benefit is not subject to liquidation or exchange for another benefit.
(d)    Notwithstanding any provision of this Agreement to the contrary, the Employee acknowledges and agrees that the Company and its employees, officers, directors, affiliates and subsidiaries shall not be liable for, and nothing provided or contained in this Agreement will be construed to obligate or cause the Company and/or its employees, officers, directors, affiliates and subsidiaries to be liable for, any tax, interest or penalties imposed on the Employee related to or arising with respect to any violation of Section 409A.
12.    Miscellaneous.
(a)    This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws that would require the application of the laws of any other state or jurisdiction.
(b)    The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
(c)    This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and heirs, executors and other legal representatives. As applied to the Employee, the Change in Control Severance Plan may not be amended in any manner that is adverse to the Employee without his written consent.
(d)    All notices and other communications hereunder shall be in writing and shall be given, if by the Employee to the Company, by telecopy or facsimile transmission at the telecommunications number set forth below and, if by either the Company or the Employee, either by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Employee:
Name: Gregory F. Conaway
c/o Carrizo Oil & Gas, Inc.
500 Dallas, Suite 2300
Houston, Texas 77002

If to the Company:
Carrizo Oil & Gas, Inc.
500 Dallas, Suite 2300
Houston, Texas 77002
Fax Number: (713) 358-6286
Telephone Number: (713) 328-1000
Attention: Corporate Secretary
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
(e)    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(f)    Except as otherwise provided herein, the Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.
(g)    The Employee’s or the Company’s failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
(h)    Except as provided below and as otherwise specifically contemplated by this Agreement, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior written or oral agreements, arrangements or understandings between the Company and the Employee. Contemporaneously with this Agreement, the Employee shall become a participant in the Change in Control Severance Plan, which provides additional benefits in connection with certain terminations of employment following a Change in Control. The Employee shall not be entitled to receive both the compensation and benefits provided by this Agreement and the Change in Control Severance Plan, and following the occurrence of a Change in Control, the provisions of the Change in Control Plan shall control, except where Sections 4 and 6 of this Agreement specifically provide additional rights to the Employee in connection with the Change in Control Severance Plan, or where this Agreement would result in a greater benefit to the Employee than otherwise provided in the Change in Control Severance Plan. If the Employee is terminated under circumstances that do not entitle him to the compensation and benefits provided by the Change in Control Severance Plan, the Employee shall be paid the compensation and benefits provided by the applicable part of Section 4.
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IN WITNESS WHEREOF, the Employee has hereunto set his hand and the Company has caused these presents to be executed in its name on its behalf, all to be effective as of the Agreement Effective Date.

CARRIZO OIL & GAS, INC.

By:     /s/ David L. Pitts        _______
Name: David L. Pitts
Title: Vice President and Chief Financial Officer

EMPLOYEE

/s/ Gregory F. Conaway
Name: Gregory F. Conaway

Exhibit A

For purposes of this Agreement, the following capitalized words shall have the meanings indicated below:

“Benefits Continuation Multiplier Percentage” means 3%.

“Severance Multiplier Percentage” means 97%.

“Supplemental Severance Multiplier Percentage” means 70%.

Exhibit B

FORM OF WAIVER AND RELEASE
In consideration of, and as a condition precedent to, the severance payment and benefits (the “Severance”) described in that certain Amended and Restated Employment Agreement (the “Agreement”) effective as of February 14, 2019 between Carrizo Oil & Gas, Inc., a Texas Corporation (the “Company”), and _____________ (“Employee”), which Severance is offered to Employee in exchange for a general waiver and release of claims (this “Waiver and Release”). Employee having acknowledged the above-stated consideration as full compensation for and on account of any and all injuries and damages which Employee has sustained or claimed, or may be entitled to claim, Employee, for himself, and his heirs, executors, administrators, successors and assigns, does hereby release, forever discharge and promise not to sue the Company, its parents, subsidiaries, affiliates, successors and assigns, and their past and present officers, directors, partners, employees, members, managers, shareholders, agents, attorneys, accountants, insurers, heirs, administrators, executors, as well as all employee benefit plans maintained by any of the foregoing entities or individuals, and all fiduciaries and administrators of such plans, in their personal and representative capacities (collectively the “Released Parties”) from any and all claims, liabilities, costs, expenses, judgments, attorney fees, actions, known and unknown, of every kind and nature whatsoever in law or equity, which Employee had, now has, or may have against the Released Parties relating in any way to Employee’s employment with the Company or termination thereof prior to and including the date of execution of this Waiver and Release, including but not limited to, all claims for contract damages, tort damages, special, general, direct, punitive and consequential damages, compensatory damages, loss of profits, attorney fees and any and all other damages of any kind or nature; all contracts, oral or written, between Employee and any of the Released Parties; any business enterprise or proposed enterprise contemplated by any of the Released Parties, as well as anything done or not done prior to and including the date of execution of this Waiver and Release.
Employee understands and agrees that this release and covenant not to sue shall apply to any and all claims or liabilities arising out of or relating to Employee’s employment with the Company and the termination of such employment, including, but not limited to: claims of discrimination based on age, race, color, sex (including sexual harassment), religion, national origin, marital status, parental status, veteran status, union activities, disability or any other grounds under applicable federal, state or local law prior to and including the date of execution of this Waiver and Release, including, but not limited to, claims arising under the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Family and Medical Leave Act, Title VII of the Civil Rights Act, the Civil Rights Act of 1991, 42 U.S.C. § 1981, the Genetic Information Non-Discrimination Act of 2008, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Rehabilitation Act of 1973, the Equal Pay Act of 1963 (EPA), all as amended, as well as any claims prior to and including the date of execution of this Waiver and Release, regarding wages; benefits; vacation; sick leave; business expense reimbursements; wrongful termination; breach of the covenant of good faith and fair dealing; intentional or negligent infliction of emotional distress; retaliation; outrage; defamation; invasion of privacy; breach of contract; fraud or negligent misrepresentation; harassment; breach of duty; negligence; discrimination; claims under any employment, contract or tort laws; claims arising under any other federal law, state law, municipal law, local law, or common law; any claims arising out of any employment contract, policy or procedure; and any other claims related to or arising out of his employment or the separation of his employment with the Company prior to and including the date of execution of this Waiver and Release.
In addition, Employee agrees not to cause or encourage any legal proceeding to be maintained or instituted against any of the Released Parties, save and except proceedings to enforce the terms of the Agreement or claims of Employee not released by and in this Waiver and Release.
Notwithstanding anything to the contrary contained in this Waiver and Release, nothing in this Waiver and Release shall be construed to release the Company from (i) any obligations set forth in the Agreement, (ii) claims that relate to events that arise after the execution of this Waiver and Release, or (iii) any claim or right held by Employee (whether as an employee, officer, director, stockholder or in any other capacity) for coverage under the Company’s or any affiliate’s D&O policies or any similar coverage or protection provided under the organizational documents of the Company or any affiliate. This release does not apply to any claims for unemployment compensation or any other claims or rights which, by law, cannot be waived, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that Employee disclaims and waives any right to share or participate in any monetary award from the Company resulting from the prosecution of such charge or investigation or proceeding. Notwithstanding the foregoing or any other provision in this Waiver and Release or the Agreement to the contrary, the Company and Employee further agree that nothing in this Waiver and Release or the Agreement (i) limits Employee’s ability to file a charge or complaint with the EEOC, the NLRB, OSHA, the SEC or any other federal, state or local governmental agency or commission (each a “Government Agency” and collectively “Government Agencies”); (ii) limits Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information and reporting possible violations of law or regulation or other disclosures protected under the whistleblower provisions of applicable law or regulation, without notice to the Company; or (iii) limits Employee’s right to receive an award for information provided to any Government Agencies.
Employee expressly acknowledges that he is voluntarily, irrevocably and unconditionally releasing and forever discharging the Company and the other Released Parties from all rights or claims he has or may have against the Released Parties, including, but not limited to, without limitation, all charges, claims of money, demands, rights, and causes of action arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), up to and including the date Employee signs this Waiver and Release including, but not limited to, all claims of age discrimination in employment and all claims of retaliation in violation of ADEA. Employee further acknowledges that the consideration given for this waiver of claims under the ADEA is in addition to anything of value to which he was already entitled in the absence of this waiver. Employee further acknowledges: (a) that he has been informed by this writing that he should consult with an attorney prior to executing this Waiver and Release; (b) that he has carefully read and fully understands all of the provisions of this Waiver and Release; (c) he is, through this Waiver and Release, releasing the Company and the other Released Parties from any and all claims he may have against any of them; (d) he understands and agrees that this waiver and release does not apply to any claims that may arise under the ADEA after the date he executes this Waiver and Release; (e) he has at least [twenty-one (21)] [forty-five (45)] days within which to consider this Waiver and Release; and (f) he has seven (7) days following his execution of this Waiver and Release to revoke the Waiver and Release; and (g) this Waiver and Release shall not be effective until the revocation period has expired and Employee has signed and has not revoked the Waiver and Release.
Employee acknowledges and agrees that: (a) he has had reasonable and sufficient time to read and review this Waiver and Release and that he has, in fact, read and reviewed this Waiver and Release; (b) that he has the right to consult with legal counsel regarding this Waiver and Release and is encouraged to consult with legal counsel with regard to this Waiver and Release; (c) that he has had (or has had the opportunity to take) [twenty-one (21)] [forty-five (45)] calendar days to discuss the Waiver and Release with a lawyer of his choice before signing it and, if he signs before the end of that period, he does so of his own free will and with the full knowledge that he could have taken the full period; (d) that he is entering into this Waiver and Release freely and voluntarily and not as a result of any coercion, duress or undue influence; (e) that he is not relying upon any oral representations made to him regarding the subject matter of this Waiver and Release; (f) that by this Waiver and Release he is receiving consideration in addition to that which he was already entitled; and (g) that he has received all information he requires from the Company in order to make a knowing and voluntary release and waiver of all claims against the Company and the other Released Parties.
Employee acknowledges and agrees that he has seven (7) days after the date he signs this Waiver and Release in which to rescind or revoke this Waiver and Release by providing notice in writing to the Company. Employee further understands that the Waiver and Release will have no force and effect until the end of that seventh day (the “Waiver Effective Date”). If Employee revokes the Waiver and Release, the Company will not be obligated to pay or provide Employee with the benefits described in this Waiver and Release, and this Waiver and Release shall be deemed null and void.
AGREED TO AND ACCEPTED this ____ day of ________________, 20__.

[Name]

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